Exhibit 10.37

Property:	br40428	1355 Greg Street, Suite 101-102, Sparks, NV
	br40429	1335 Greg Street, Suite 103, Sparks, NV
	br40427	1375 Greg Street, Suite 104, Sparks, NV
	br40427	1375 Greg Street, Suite 107, Sparks, NV

FOURTH AMENDMENT TO INDUSTRIAL LEASE

THIS FOURTH AMENDMENT TO INDUSTRIAL LEASE (this “Fourth Amendment”) is made and entered into as of the 16th day of December, 2020, by and between BRE RS GREG PARK OWNER LLC, a Delaware limited liability company, successor-in-interest to The Northwestern Mutual Life Insurance Company (“Landlord”), and DRAGONFLY ENERGY CORP., a Nevada corporation (“Tenant”).

BACKGROUND

A. Landlord and Tenant are parties to that certain Industrial Lease, dated April 25, 2019 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease dated March 12, 2020 (the “First Amendment”), as amended by that certain Second Amendment to Industrial Lease dated July 27, 2020 (the “Second Amendment”), and as amended by that certain Third Amendment to Industrial Lease dated August 26, 2020 (the “Third Amendment” and, together with the Original Lease, First Amendment and Second Amendment, collectively, the “Lease”), covering certain premises containing approximately 29,825 rentable square feet known as Suites 101-102, 103 and 104, located at 1355 Greg Street, Sparks, NV, 1335 Greg Street, Sparks, NV and 1375 Sparks Street, Sparks, NV (collectively, the “Premises”), as more fully described in the Lease.

B. The Premises consists of the following: (i) approximately 15,200 rentable square feet known as Suites 101-102 located at 1355 Greg Street, Sparks, NV (the “Original Premises”); (ii) approximately 5,025 rentable square feet known as Suite 103 located at 1335 Greg Street, Sparks, NV (the “First Expansion Premises”); (iii) approximately 4,800 rentable square feet known as Suite 104 located at 1375 Greg Street, Sparks, NV (the “Second Expansion Premises”); and (iv) approximately 4,800 rentable square feet known as Suite 107 located at 1375 Greg Street, Sparks, NV (the “Third Expansion Premises”). As used herein, “Premises” shall refer to the Original Premises, First Expansion Premises, Second Expansion Premises and Third Expansion Premises.

C. Landlord and Tenant desire to amend the Lease as set forth below.

AGREEMENT

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1. Capitalized Terms. Except as specifically defined in this Fourth Amendment, capitalized terms shall have the same meanings given to such terms in the Lease.

2. Premises.

(a) Effective at 11:59 P.M. local time on April 30, 2021 (the “Surrender Space Effective Date”), the Lease shall be amended by reducing the approximate rentable square feet of the Premises from 29,825 rentable square feet to 9,600 rentable square feet. The Original Premises and the First Expansion Premises consisting of a total of approximately 20,225 rentable square feet (the “Surrender Space”), as shown on Exhibit “A” attached hereto, shall be surrendered by Tenant pursuant to this Fourth Amendment. Accordingly, effective on the Surrender Space Effective Date, (i) the Surrender Space shall no longer be deemed to be a part of the Premises under the Lease, as hereby amended, and (ii) the Premises shall only consist of that certain space referred to as the Second Expansion Premises and the Third Expansion Premises containing approximately 9,600 rentable square feet, as shown on Exhibit “B” attached hereto.

(b) On or before the Surrender Space Effective Date, such time to be of the essence, Tenant shall vacate and surrender the Surrender Space to Landlord, leaving same in the condition the Premises is required to be surrendered under the Lease, as hereby amended.

3. Base Rent: Notwithstanding anything contained herein to the contrary, Tenant shall continue to pay all Base Rent, Basic Operating Costs and all other sums payable under the Lease through and including the Surrender Space Effective Date. For the avoidance of doubt, following the Surrender Space Effective Date, Tenant shall not be responsible for Rent for the Surrender Space.

4. Tenant’s Proportionate Share. Effective on the Surrender Space Effective Date, the Proportionate Share of the Premises shall equal 15.82% for the Second Expansion Premises and the Third Expansion Premises.

5. Basic Operating Cost. Following the Surrender Space Effective Date, neither party shall have any further rights or obligations under the Lease as it relates to the Surrender Space, other than any obligations of Tenant which by their terms survive the expiration or earlier termination of the Lease, including, without limitation, Tenant’s obligation to pay any deficiency as required under Section 7 of the Lease entitled “Basic Operating Cost”.

6. Contingency. This Fourth Amendment and the obligations of the parties hereunder are contingent upon the execution of a lease agreement for the Surrender Space, in form and substance satisfactory to Landlord, by and between Landlord and another tenant. Tenant acknowledges and agrees that Landlord is not making any representation or warranty as to whether the foregoing contingency will be satisfied. Tenant hereby waives and releases Landlord from and against, any and all claims for recovery against Landlord for any loss or damage to Tenant arising out of or in connection with the foregoing contingency not being satisfied.

7. Condition of Premises. Tenant shall continue to accept the Premises, as so decreased, in their “AS-IS” “WHERE-IS” condition and Landlord shall not be required to perform any tenant finish or other work to the Premises, the base Building or Building systems, nor to provide Tenant any tenant finish allowance or other allowance or inducement in connection with the execution of this Fourth Amendment.

8. Notices. All notices to Landlord shall be addressed to:

BRE RS GREG PARK OWNER LLC

Attention:

and

BRE RS GREG PARK OWNER LLC

Attention:

Email:

With a copy, with respect to certificates

of insurance, to

9. Security Deposit. The Security Deposit currently being held by Landlord under the Lease, shall continue to be retained by Landlord as security for the obligations of Tenant hereunder, or applied to any deficiency with respect to the Surrender Space. If Tenant complies fully and faithfully with all of the provisions of the Lease, as amended hereby, then Landlord shall return a portion of the Security Deposit equal to $19,051.54, which amount represents the security held by Landlord with respect to the Surrender Space (the “Surrender Space Security Deposit”), to Tenant after the Surrender Space Effective Date and surrender of the Surrender Space to Landlord. Thereafter, upon return or application of the Surrender Space Security Deposit, Landlord shall continue to retain the remaining portion of the Security Deposit in the amount of $11,056.35 as security for the obligations of Tenant under the Lease, as amended hereby.

10. Broker Indemnification. The parties hereto represent and warrant to one another that no broker or agent engaged or contacted by Landlord or Tenant either negotiated or was instrumental in negotiating or consummating this Fourth Amendment. Landlord and Tenant each hereby agree to indemnify one another against any loss, expense (including reasonable attorneys’ fees and costs), cost or liability incurred by a party as a result of a claim by any broker or finder, claiming by or through such indemnifying party that such broker or finder was instrumental in negotiating this Fourth Amendment and is due and owing a commission, fee or other payment as a direct result thereof.

11. Entire Agreement. This Fourth Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof, and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease, as further modified by this Fourth Amendment.

12. Full Force and Effect. Except as expressly amended hereby, all other terms and provisions of the Lease remain unchanged and continue to be in full force and effect.

13. Compliance with Warranties, No Default. The representations and warranties set forth in the Lease as amended hereby shall be true and correct with the same effect as if made on the date of this Fourth Amendment, and no uncured default under the Lease has occurred or is continuing on the date of this Fourth Amendment.

14. Conflicts. The terms of this Fourth Amendment shall control over any conflict between the terms of the Lease and the terms of this Fourth Amendment.

15. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. Counterparts. This Fourth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument. Any counterpart of this Fourth Amendment may be executed and delivered by electronic transmission (including, without limitation, e-mail) or by portable document format (pdf) and shall have the same force and effect as an original.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant cause this Fourth Amendment to be duly executed as of the date and year first above written.

LANDLORD:

BRE RS GREG PARK OWNER LLC,
a Delaware limited liability company

By:	/s/ Joseph W. Finnigan
Name:	Joseph W. Finnigan
Title:	Vice President

TENANT:

DRAGONFLY ENERGY CORP.,
a Nevada corporation

By:	/s/ Denis Phares
Title:	CEO
Name:	Denis Phares

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